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                                 EXHIBIT 10.19
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                      WILLOWBROOK HEALTH CARE CENTER, INC.
                                 LEASE AGREEMENT

      THIS LEASE, made as of the 20th day of January, 1995, by and between WILLOWBROOK HEALTH CARE CENTER, INC., a North Carolina corporation ("Landlord") and TRANSITIONAL HEALTH PARTNERS D/B/A TRANSITIONAL HEALTH SERVICES, a Delaware general partnership qualified to do business in North Carolina ("Tenant");

                                  INTRODUCTION

      A. Landlord is the owner of the premises herein demised;

      B. Landlord has received governmental approval for the construction and operation of a nursing home facility with 80 beds;

      C. Landlord has undertaken to construct the facility and, upon licensure and obtaining of all governmental approvals, desires to lease the facility to Tenant and Tenant desires to lease the facility from Landlord.

                                   AGREEMENT

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the mutual covenants and obligations herein contained, it is agreed:

      1. Lease: Landlord does hereby demise and lease unto Tenant, and Tenant does hereby take, hire and let from Landlord that certain tract or parcel of real estate, together with the buildings, improvements and all fixtures constructed thereon, and the privileges and appurtenances thereunto pertaining, situate, lying and being in or around Yadkinville North Carolina and being more particularly described on Exhibit A attached hereto (hereinafter referred to as "Premises" and "Demised Premises"), including but not limited to the nursing facility located at Demised Premises ("facility"), together with all furniture, equipment and other items listed on Exhibit B attached hereto (the "Personal Property"). (The parties acknowledge that Exhibit B may not be capable of description at the execution hereof, but agree that such exhibit shall be attached prior to the commencement date.)

      2. Covenant of Title and Quiet Enjoyment: Landlord covenants and warrants that at the commencement date of this Lease it alone shall have full right and lawful authority to enter into this Lease for the full term hereof; that it is lawfully seized of the Premises in fee simple and has good title thereto, free and clear of all tenancies, restrictions and encumbrances (with the exception of liens securing Lenders providing financing for the facility, and other matters not adversely affecting the intended use of the Premises or merchantability of title, or other matters agreed to
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between the parties, as specified on Exhibit C attached hereto) and that at all times during the term of this Lease and any extensions of said term, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by anyone.

      3. Governmental Authorizations and Use of Premises: Landlord hereby represents and warrants to Tenant, that the use of the Premises as a nursing home facility will be a permitted use by right under all applicable zoning or other use restrictions or Federal or State regulations. In particular, Landlord represents and warrants to Tenant that the facility, as designed, will meet all standards presently required for Federal Medicare and Medicaid certification, Landlord further represents and warrants to Tenant that the facility, as designed, will be in compliance with all applicable municipal, county, state and federal laws and regulations (including, without limitation, health care laws, building codes and the fire safety code).

      4. Term:

      (a) The initial term of this Lease shall be for fifteen (15) years commencing with the first day of February, 1995 (the " Commencement Date"). The effectiveness of this lease is specifically contingent upon prior licensure of the facility and the receipt of all necessary governmental approvals pursuant to the Certificate of Need authorizing the facility or otherwise required.

      (b) Tenant shall have an option to renew the Lease for an additional five
(5) year period at the expiration of the initial term. Such option shall be exercisable for a six (6) month period beginning with the date which is one (1) year prior to the expiration of the initial lease term by written notice to Landlord. The terms of such lease renewal shall be at the mutual agreement of the parties.

      (c) When used herein, the phrases "term of this Lease" or "term hereof" or like phrases shall be deemed to include both the initial and any renewal terms of this Lease.

      5. Rent:

      (a) Tenant shall pay the following rent to Landlord at its offices at 1016 Second Street, S.W., Roanoke, Virginia 24016, or at such other place as Landlord may advise in writing, in advance, on the 1st day of each calendar month, without notice, demand, offset or deduction, in lawful money of the United States of America, during and throughout the term of this Lease:

      1. For the first twelve (12) months of the term (Lease Year 1) the sum of $335,800.00.

      2. For the next twelve (12) months of the term (Lease Year 2) the sum of $345,217.00.


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      3.    For the next twelve (12) months of the term (Lease Year 3) the sum of $354,634.00.

      4. For the next twelve (12) months of the term (Lease Year 4) the sum of $364,051.00.

      5. For the next twelve (12) months of the term (Lease Year 5) the sum of $373,468.00.

      6. For the next-twelve (12) months of the term (Lease Year 6) the sum of $382,885.00.

      7. For the next twelve (12) months of the term (Lease Year 7) the sum of $392,302.00.

      8. For the next twelve (12) months of the term (Lease Year 8) the sum of $401,719.00.

      9. For the next twelve (12) months of the term (Lease Year 9) the sum of $411,136.00.

      10. For the next twelve (12) months of the term (Lease Year 10) the sum of $420,553.00.

      11. For the next twelve (12) months of the term (Lease Year 11) the sum of $429,970.00.

      12. For the next twelve (12) months of the term (Lease Year 12) the sum of $439,387.00.

      13. For the next twelve (12) months of the term (Lease Year 13) the sum of $448,804.00.

      14. For the next twelve (12) months of the term (Lease Year 14) the sum of $458,221.00.

      15. For the next twelve (12) months of the term (Lease Year 15) the sum of $467,638.00.

      (b) If Landlord does not receive from Tenant any monthly rental payment within fifteen (15) days after such payment is due, Landlord, at its option, may charge Tenant a late charge and handling fee equal to Five Percent (5%) of the monthly rental payment. Such fee shall be considered additional rent and shall be due and payable by Tenant to Landlord immediately upon delivery of written notice to Tenant. In addition, if any check of Tenant is returned to Landlord unpaid, Tenant shall reimburse Landlord for all charges associated with such returned check and Landlord, at its option, may thereafter require that Tenant pay the rent and any other charges payable hereunder by a certified or cashier's check.

      (c) All additional sums payable by Tenant to Landlord under the provisions of this Lease shall constitute additional rent.


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      (d) (1) Except as otherwise expressly provided in this Lease, this Lease is a "net lease" pursuant to which the parties intend to yield "net" to Landlord the rental provided for in section 5(a) above.

            (2) To further ensure that the rent to Landlord is absolutely "net" to-Landlord, Tenant further agrees to timely pay during the term of this Lease, all costs and expenses, including but not limited to the following:

            (A) All occupational licenses and other permits necessary in the operation of the business to be conducted on the Demised Premises;

            (B) All utility charges for water, sewer, electricity, gas, telephone or any other services provided to or consumed on the Demised Premises;

            (C) All sales and use taxes due as a result of the business conducted on. the Demised Premises and any real and personal property taxes assessed against any property located on or used in connection with the Demised Premises;

            (D) All real property taxes and assessments levied on the Demised Premises as provided in Section 9; and

            (E) All premiums for all insurance required by this Lease as provided in Section 10.

and Tenant agrees to hold Landlord harmless from any such cost or expense related thereto.

      6. Use of Premises: The Tenant shall use the Premises for a Federal Medicare (Title XVIII) or Medicaid (Title XIX) certified facility and home for adults which shall be operated in full compliance with all laws and regulations applicable thereto. Tenant covenants that no part of the Premises shall be used for any unlawful purpose, nor will any unlawful condition or nuisance be permitted to exist thereon. Tenant further warrants and represents that the Premises will be certified for participation in the Medicare and Medicaid programs and that it will maintain such certifications at all times during the term of this lease or any extensions thereof.

      7. Reports: Tenant agrees to provide Landlord quarterly unaudited financial statements and yearly audited financial statements of the Tenant including balance sheets and income statements certified by an officer of Tenant to have been prepared in accordance with Generally Accepted Accounting Principles and to fairly present the financial condition and the results of operations of Tenant on the dates and for the periods indicated, subject, in the case of the quarterly financial statements, to normally recurring year-end adjustments, Such statements shall be delivered promptly upon their completion and in no event later than


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thirty (30) days after the close of each of the Tenant's quarters and no later than one hundred twenty (120) days after the close of each of Tenant's fiscal years. Tenant will also provide such other financial information as Landlord or its mortgagee may require after notice. Tenant further will provide Landlord as the same are filed with the State of North Carolina, copies of all Medicaid Cost Reports and further will immediately provide Landlord, to the extent reasonably required, copies of all communications received from the State of North Carolina or any agency thereof regarding violations or alleged violations of applicable laws, rules, codes or regulations.

      8. Repair and Maintenance of Improvements: Landlord warrants that the entire Premises and the building and improvements thereon shall be in good, safe condition and repair on the Commencement Date of this Lease, Landlord shall be responsible for the structural integrity of the building and repair of exterior walls, excluding windows and glass panels, and except for damages caused or suffered to be caused by Tenant, or Tenant's invitees or licensees, during the term of this Lease, Tenant shall promptly notify Landlord of any condition known to Tenant that Landlord is required to repair. Landlord shall not be liable to Tenant for any damages arising in connection with Landlord's responsibility as provided above unless Landlord fails to pursue the applicable repair within a reasonable time after receipt of written notice from Tenant. Except for such responsibility undertaken by Landlord, Tenant shall be responsible, during the term of this Lease, for maintaining the Premises in good repair, including without limitation, the roof, all interior surfaces, electrical, plumbing, heating, air conditioning, generator and other systems, as well as the exterior grounds, and shall at the end of the term, return the same to Landlord in good repair and condition, with the exception of casualties insured against and ordinary wear and tear. If Tenant fails to make any repairs, and/or perform any maintenance for which it is responsible, within thirty (30) days after written notice thereof, Landlord may, at its sole option, make the repairs and/or perform the maintenance and the reasonable expense thereof shall be paid by Tenant, together with interest at a rate equal to one and one-half percent (1-1/2%) above the prime rate then in effect at the financial institution financing the facility if such expense is not paid within thirty (30) days. Tenant shall not make or construct any parking areas, driveways, additions, buildings, structures or other improvements without the prior written consent of Landlord, which consent shall not be unreasonably withheld after review of all applicable architectural plans and building permits and, if applicable, obtaining approval of Landlord's mortgagee. All improvements shall be at Tenant's sole cost and expense and shall become the property of Landlord at the termination of this Lease, Tenant agrees to indemnify Landlord against all claims by laborers and materialmen for any improvements constructed by Tenant. Tenant shall cause any mechanic's lien filed against the Premises as a result of any act or interest of Tenant or any party claiming through Tenant to be removed within thirty (30) days of the filing thereof.


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      9. Taxes and Assessments: Tenant agrees to pay when due all taxes (as hereinafter defined) on or with respect to the Premises. Landlord will promptly send Tenant copies of all bills for taxes received by Landlord and Tenant will pay the same to the appropriate governmental authority. Tenant shall promptly send Landlord reasonable evidence of payment of such bill after such payment. Such payments shall be further in accordance with the following provisions:

      (a) Definitions: The term "Taxes" shall mean all taxes payable with respect to the Premises or any property located on or used in connection with the Premises, or any activity conducted on the Premises, including but not limited to, real estate, personal property, and sales and use taxes. Tenant may be required to make escrow payments of taxes. In such event Tenant agrees to timely make such payments to Landlord's mortgagee, or as otherwise directed, in accordance with the escrow requirements. Tenant shall in no event be liable for Taxes with respect to any time Tenant is not entitled to the Demised Premises, and Landlord shall in no event be liable for Taxes with respect to any time Landlord is not entitled to the Demised Premises. If, at any time during the term of this Lease, any tax or excise on rents or other Taxes, however described, are levied or assessed upon, or against, or measured by the rent payable to Landlord hereunder, either wholly or partially in substitution for, or in addition to, Taxes, such tax or excise in respect of rents shall be included in Taxes. Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income, or excess profit taxes assessed on Landlord.

      (b)   Reimbursement of Taxes:

            (1) If, after Tenant shall have paid any Taxes pursuant to this section, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any tax year during the term hereof as a result of an abatement of such Taxes by legal proceedings, the net refund will be paid over to Tenant.

            (2) At the request of Tenant, Landlord will execute any and all proper documents to permit the Tenant, in the name of the Landlord, and at Tenant's sole cost and expense, to protest, institute and pursue any and all legal proceedings necessary or appropriate to obtain reduction in any Tax assessment or refund of any Taxes. In the event Landlord elects to undertake any such protest or legal proceedings for such purpose, Landlord will permit Tenant to participate therein at Tenant's sole cost and expense in order that Tenant may assure itself that all appropriate steps are being taken to reduce the tax obligations for which Tenant is liable hereunder.

            (3) In the event this Lease shall commence, or shall end (by reason of, expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the year, or should the year or period of assessment of real estate taxes be changed to more or less than one


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year, as the case may be, then the amount of Taxes payable by Tenant as provided hereunder shall be appropriately apportioned.

      10. Insurance Indemnity:

      (a) During the original term of this Lease, Tenant shall at all times keep the Demised Premises insured with the kinds and amounts of insurance-described below. This insurance shall be written by companies authorized to do insurance business in the State of North Carolina. The policies must name Landlord as additional insured, Losses shall be payable to Landlord and Tenant as provided in Section 10(e) below. In addition, the policies shall name as an additional insured any mortgagee by way of a standard form of mortgagees's loss payable endorsement Any loss adjustment shall require the written consent of Landlord, Tenant, and each mortgagee. Evidence of insurance shall be deposited with Landlord and, if requested, with any mortgagee(s). The policies on the Demised Premises shall insure against the following risks:

            (i) Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available, including but not limited to loss or damage from leakage of any sprinkler system now or hereafter installed in the facility or on the Premises, in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer within the terms of the applicable policies and in any event in an amount not less than one hundred percent (100%) of the then full replacement value thereof (as defined below in Paragraph (b);

            (ii) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the facility, in such limits with respect to any one accident as may be reasonably agreed by Landlord and Tenant from time to time;

            (iii) Claims for personal injury or property damage under a policy of general public liability insurance with amounts not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence in respect of bodily injury, Two Million and No/100 Dollars ($2,000,000.00) aggregate per occurrence, and Three Hundred Thousand and No/100 Dollars ($300,000.00) for property damage;

            (iv) Claims arising out of malpractice in an amount not less than One Million and No/100 Dollars ($1,000,000.00) for each person and for each occurrence;

            (v) Such other hazards and in such amounts as may be customary for comparable properties in the area and is available from insurance companies authorized to do business in the State of North Carolina;

            (vi) Loss of rental under a rental value insurance policy covering a risk of loss during the first six (6) months of reconstruction resulting from the occurrence of any of the hazards


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described in subsections (i) and (ii) of Paragraph (a) in an amount sufficient to prevent Landlord from becoming a coinsurer; and

      (vii) Worker's compensation.

      (b) Replacement Cost. The term "full replacement value" of improvements as used herein, shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy.

      (c) Additional Insurance. In addition to the insurance described above, Tenant shall maintain such additional insurance as may be reasonably required from time to time by any mortgagee.

      (d) Insurance Proceeds. All proceeds payable by reason of any loss or damage to any of the Improvements comprising the Demised Premises and insured under any policy of insurance required by (a) above of this Lease shall be paid to Landlord and held by Landlord in trust (subject to the provisions of Paragraph (f) below and the rights of the holders of the facility mortgages) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Demised Premises, and shall be paid out by Landlord from time to time for the reasonable costs of such work. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Demised Premises shall be retained by Landlord and shall be credited against future rental payments due from Tenant under this Lease. All salvage resulting from any such loss covered by insurance shall belong to Landlord.

      (e) Damage or Destruction. If, during the Term, the Premises are totally or partially destroyed from a risk covered by the insurance described in paragraph (a), Landlord shall, as soon as practicable, restore the Demised Premises to substantially the same condition as existed immediately before the destruction. If the costs of the restoration exceed the amount of proceeds received by Landlord from the insurance required under paragraph (a), Tenant shall be solely responsible for paying the difference between the amount of insurance proceeds and such cost of restoration.

      (f) Restoration of Tenant's Property. If Landlord is required to restore the facility as provided in paragraph (f), Landlord shall not be required to restore alterations made by Tenant, or Tenant's improvements, trade fixtures or personal property, such excluded items being the sole responsibility of Tenant to restore. Landlord shall be required to restore tangible personal property owned by Landlord and leased to Tenant pursuant to this Lease (and scheduled on Exhibit B hereto) or otherwise.

      (g) Abatement of Rent. During the period required for repair and restoration, payments of rent provided for in Section (a) shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of useable beds affected


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by such damage or destruction, and availability of business interest insurance proceeds to satisfy Tenant's obligations to pay rent.

      (h) Tenant's Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Tenant's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy, carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease.

      11. Signs: Tenant shall have the right, upon Landlord's prior written consent, which consent shall not be unreasonably withheld, to install, maintain and replace in, on or over, or in front of, the Premises or any part thereof, such signs and advertising matter as Tenant may desire. Tenant shall comply with all applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purpose. As used in this paragraph, the word "sign" shall be construed to include any placard, light or other advertising symbol or object, irrespective of whether same be temporary or permanent.

      12. Eminent Domain: If the whole or substantially all of the Premises, or all or substantially all of the means of access thereto, be acquired by eminent domain or by purchase in lieu thereof, so that the Premises cannot be licensed as a 80 bed nursing home facility, or as otherwise amended by the approval of an amendment to the CON, this Lease shall terminate as of the date of the actual taking, Should, however, only a portion of the Premises be so condemned or taken, so as not to materially and adversely affect the usefulness of the Premises for the purposes for which it is leased hereunder, this Lease shall continue in full force and effect; provided, however, that the rent payable underthe unexpired portion of this Lease shall be adjusted to such extent as may be fair and reasonable under the circumstances. Landlord shall, in such event, promptly restore the Demised Premises as nearly as feasible to the condition of such Premises immediately prior to the taking, subject to reasonable delays, but Landlord shall not be required to restore or rebuild the Demised Premises during the last year of the lease term or to restore Tenant's fixtures, furnishings, floor coverings, equipment, stock or other personalty; provided, however, that if Landlord elects not to restore or rebuild the Demised Premises or to restore Tenant's fixtures, furnishings, floor coverings, equipment, stock or other personalty, Tenant shall have the option of terminating this Lease. Tenant shall not be entitled to any part of the condemnation proceeds arising from any partial taking, except that Tenant shall be entitled to make a claim for any of Tenant's property which is condemned other than Tenant's interest in the Lease. Notwithstanding the foregoing, this Lease shall terminate if, as the result of only a portion of the Premises being condemned or taken, Tenant is prevented from operating or using the Premises


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under the then existing governmental and quasi-governmental licenses, permits, approvals and certifications. in such case, Landlord and Tenant shall have such rights to condemnation awards as are set forth above for a total or substantial taking.

      13. Utility Easements: Landlord agrees, without expense to it, to execute all necessary documents for utility easements required to service the buildings constructed on the Premises.

      14. Default:

      (a) Any one or more of the following events shall constitute an event of default:

            (1) Tenant's failure to make any payment of rent (whether monthly or additional rent) when the same is due and payable, or certify the Premises for participation in the Medicare (Title XVIII) and Medicaid (Title XIX) programs and to further ensure that the Premises maintains such certifications at all times during the term of this lease or any extensions thereof, or license the Premises for the operation as a nursing facility pursuant to the laws of the State of North Carolina and maintain such license in good order at all times during the term of this lease or any extensions thereof, and the continuance of such failure for a period of ten (10) days after written notice to Tenant by Landlord.

            (2) Tenant's failure to perform any of the other covenants, conditions and agreements imposed by it under this Lease and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt of notice in writing from Landlord specifying in detail the nature of such failure and provided Tenant shall not cure said failure as provided in paragraph (b) below.

            (3) The adjudication of Tenant as a bankrupt, or the appointment of a receiver or trustee for Tenant's property and affairs, or the making by Tenant of any assignment for the benefit of its creditors or the filing by or against Tenant of a petition in bankruptcy which is not vacated or set aside within fifteen (15) days of such filing.

      (b) In the event Landlord gives notice of a default of such a nature (other than a default which may be cured by a payment of money) that it cannot be cured within the applicable cure period, and Tenant initiates and proceeds to cure or mitigate the default, then such default shall not be deemed to exist for so long as Tenant proceeds to cure the same with reasonable diligence or is delayed in or prevented from curing the same by Force Majeure (as hereinafter defined).

      (c) After the applicable cure periods have elapsed, pursuant to the respective provision hereinbefore set forth and in the event of default, Landlord, in addition to any other right or remedy it may have with respect to default, may terminate this Lease


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immediately, and re-enter the Premises and take possession of the Premises and the Personal Property, or in such event Landlord may, at its option, without declaring this Lease terminated, re-enter the Premises and occupy or lease the whole or any part of the Premises and the Personal Property, for and on account of Tenant and on such terms and conditions and for such rental as Landlord may deem proper, and Landlord shall in such event collect such rent and apply the same upon the rents due from Tenant and upon the expenses of such subletting, and any and all other damages sustained by Landlord. In the event of default, Landlord shall exercise reasonable efforts to mitigate damages hereunder and to re-let the Premises and the Personal Property, but Landlord's failure to so re-let shall not prevent or delay the exercise by Landlord, at its option, of its right to accelerate and recover as damages rents due and owing for the remainder of the term, together with all costs expenses of collecting the same, subject to Landlord's obligation to repay or credit Tenant with all recoveries made by Landlord.

      15. Holding Over: In the event Tenant remains in possession of the Premises after the expiration of the term hereof, including any extensions of the term, and without the execution of a new lease, Tenant shall occupy the Premises as a tenant from month to month, subject to all of the conditions of this Lease insofar as consistent with such a tenancy, and rent shall increase by fifty percent (50%) during any such hold-over period.

      16. Attornment and Subordination:

      (a) In the event of the exercise of any power of sale under the provisions of any mortgage or deed of trust now or hereafter encumbering the Premises, Tenant agrees that it shall attorn to the purchaser at such sale and that it shall recognize such purchaser as Landlord under the terms and provisions of this Lease and shall continue this Lease in full force and effect regardless of whether such mortgage or deed of trust was superior or subordinate to this Lease, provided such purchaser recognizes Tenant hereunder; and provided further that in the event Landlord shall default in any payment due in respect of such mortgage, Tenant shall have the right under Landlord's mortgage, but not the obligation, upon ten (10) days written notice from either Landlord or Landlord's mortgagee to pay such amount due and thereby cure such default. Landlord further agrees that it shall execute and deliver no mortgage on the Demised Premises purporting to limit and prohibit Tenant from collaterally -assigning this Lease or its leasehold interest arising hereunder as security for Tenant's financing.

      (b) Tenant agrees that this Lease shall be and is subordinate to any deeds of trust or mortgages now or hereafter encumbering the land and buildings of which the Demised Premises are a part or against any buildings hereafter placed upon the land on which the Demised Premises is situated.


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      (c) Upon request by Landlord, Tenant agrees to promptly enter into and deliver to Landlord such written instruments in form reasonably acceptable to Landlord and its mortgagee which confirm the above subordination and effect the above attornment.

      17. Tenant's Indemnification: Tenant agrees to indemnify, protect and hold harmless Landlord from and against all liabilities and damages (a) arising from or out of any occurrence in, upon or at the Demised Premises or any part thereof, or the occupancy or use by Tenant of the Demised Premises, the Personal Property or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees or invitees in connection with the Demised Premises or the Personal Property during the term of this Lease, or any renewal hereof, or (b) related to any claims, assessments, chargebacks or other expenses (whether owed to or assessed by a private or governmental party) arising in connection with the operation or other use of the Demised Premises or the Personal Property during the term of this Lease, or any renewal hereof.

      18. Landlord's Indemnification: Landlord agrees to indemnify, protect and hold harmless Tenant from and against any and all liabilities and damages arising from or occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees or invitees in connection with the Demised Premises or the Personal Property during the term of this Lease, or any renewal hereof.

      19. Compliance with Governmental Programs: Landlord covenants that the Premises will, during the term hereof, meet all standards required for Federal Medicare (Title XVIII) or Medicaid (Title XIX) certified nursing programs and that it will make any alterations necessary to remain in compliance with same. Any alterations, changes-or expansions required to bring the Leased Premises into compliance with such standards as in effect on the date of execution of this Lease shall, unless otherwise agreed, be paid for by Landlord. Any alterations, changes or expansions required by subsequent changes in such standards will be negotiated at the then-current cost of construction, which cost, together with interest at the rate of interest at which such construction is financed, shall be amortized in level monthly additional rent payments over the agreed-upon remaining lease period.

      20. Waivers: Failure of Landlord or Tenant to complain of any act or omission on the part of either other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, expressed or implied, of any breach of any provisions of this Lease, shall be deemed a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

      21. Force Majeure: In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond their control, then performance of such act (except the payment of rent which shall not in any case be excused) shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

      22. Surrender of Premises: Upon the expiration or other termination of the Lease, Tenant covenants and agrees that it will peaceably leave and surrender possession of the Premises and the Personal Property to Landlord. Upon such surrender, the Premises and the Personal Property shall be in good repair, ordinary wear and tear and alterations, additions and improvements herein permitted, excepted.

      23. Inspection: Landlord reserves the right to inspect the Demised Premises and all buildings situated thereon at all reasonable times and show the property through agents or otherwise to bona fide purchasers or prospective tenants.

      24. Further Assurances: Tenant agrees to execute and deliver to Landlord any additional or supplemental instruments or documents as may be reasonably requested by Landlord or its mortgagee in connection with this Lease, including any memorandum of lease.

      25. No Joint Venture: The relationship between Landlord and Tenant shall always and only be that of Lessor and Lessee. Tenant is not the agent of Landlord. Landlord shall not be responsible for the acts or omissions of Tenant or its agents. This Agreement is, and is intended to be, a lease. Tenant does not acquire hereby any right, title or interest whatsoever, legal or equitable, in the Premises, except as the Lessee hereunder.

      26. Personal Liability: In no event shall any partners, principals or stockholders of Landlord ever be personally liable for any judgment of Tenant against Landlord.

      27. No Representation: It is understood and agreed by the parties hereto that this Lease contains all of the covenants, agreements, terms, provisions, and conditions relating to the leasing of the Premises and the Personal Property, and that Landlord has not made and is not making, and Tenant in executing and delivering this Lease is not relying upon any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.

      28. Validity: In the event that any provisions of this Lease shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Lease.

      29. Applicable Law: This Lease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of North Carolina.

      30. Notices: Until notice to the contrary to the other party has been given, all notices and payments of money if made to Landlord shall be made or given by (1) personal delivery; or (2) by mail (postage prepaid, certified, return receipt requested) addressed to Landlord at 1018 2nd Street, S.W., Roanoke, Virginia 24016, Attn: Mr. Wayne Dillon or if made to Tenant shall be made by delivery or by mail (postage prepaid, certified, return receipt requested) addressed to Tenant at the Premises with a copy to: Transitional Health Services, Inc. 9300 Shelbyville Rd., Suite 1300, Louisville, Kentucky 40222, Attention: Randall J. Bufford, or (3) by FAX to Landlord at 703/345-1371 and to Tenant at 502/425- 3662. Notice shall be deemed given when received, if notice is given by personal delivery, or three (3) days after mailing, if notice is given by mail, or one (1) day after sending, if notice is given by FAX.

      31. Short Form Lease: The parties hereto shall forthwith execute a memorandum or short form lease agreement, in recordable form, including such provisions hereof as either party may desire to incorporate therein.

      32. Entire Agreement: No oral statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or canceled except by writing subscribed to by all parties.

      33. Brokerage: Each of the parties covenants and represents to the other that neither has incurred brokerage fees with respect to the transactions herein set forth.

      34. Parties: The covenants, conditions, obligations and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

      35. Assignment: Except as otherwise provided herein, Tenant may not assign this Lease or sublet the Premises or any part thereof without the Landlord's written consent (and consent of the Landlord's mortgagee of the Premises, it being specifically understood that Landlord is not warranting to Tenant that such consent shall be given by Landlord's mortgagee); provided, that such consent of Landlord (and mortgagee) shall not be unreasonably withheld if Tenant's proposed assignee shall furnish Landlord with security for its obligations hereunder equivalent to Tenant and otherwise demonstrate that it has sufficient assets and ability to make the Rent payments due hereunder, and otherwise possesses such skill, experience and licenses as may be reasonably required to operate the Premises in a manner substantially as operated by Tenant, in which case Tenant, upon payment to Landlord of a

$2,500.00 release and processing fee plus all actual fees and expenses which may be incurred by Landlord in connection with the lease assignment and release, including, but not limited to costs of Landlord's efforts to obtain mortgagee permission, shall be released from liability hereunder (except for any pre-existing, unsatisfied obligations hereunder); and provided further, that Tenant may assign this Lease to an affiliate of Tenant on the condition that Tenant shall remain liable hereunder or shall otherwise guarantee such affiliate's performance of any and all terms of this Lease.

      36. Right of First Refusal: In the event Landlord wishes to sell the Demised Premises, Tenant shall have a right of first refusal to purchase the Demised Premises upon the same terms and conditions. Such right of first refusal shall be exercised as follows. Upon Landlord's receipt of a bona fide third party offer to purchase the Demised Premises, including purchase price and payment terms, which Landlord desires to accept, Landlord shall give notice of such offer in writing to Tenant, including a copy of such offer. Tenant shall have a period of thirty (30) days after notice to exercise its right of first refusal by written notice to Landlord. If Tenant exercises its right of first refusal, the closing of the sale shall occur in accordance with the terms of the third party offer. If Tenant does not exercise its right of first refusal or, having exercised it, refuses to close, Tenant's right of first refusal shall forever lapse. Landlord may sell the Demised Premises free and clear of the right of first refusal.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be executed under seal in its name and on its behalf, each by its duly authorized officer or general partner, all as of this day and year first above written.

                                    LANDLORD:

                                    WILLOWBROOK HEALTH CARE CENTER, INC.

                                    By:  /s/ Thompson W. Goodwin
                                       ---------------------------------
                                    Name:  Thompson W. Goodwin
                                    Title: (Vice) President

Attest:

 /s/ Elizabeth D. Free
---------------------------------
Name:  Elizabeth D. Free
Title: (Asst) Secretary

      [Corporate Seal]

                                    TENANT:

                                    TRANSITIONAL HEALTH PARTNERS D/B/A
                                    TRANSITIONAL HEALTH SERVICES, a
                                    Delaware general partnership

                                    By: THS PARTNERS I, INC., a
                                        Delaware corporation and General
                                        Partner

                                    By: /s/ James J. TerBeest
                                       ---------------------------------
                                          James J. TerBeest
Attest:                                   Executive Vice President/CFO

/s/ John G. Hundley
---------------------------------
(Assistant) Secretary

      [Corporate Seal]

                                    By:   THS PARTNERS II, INC., a
                                          Delaware corporation and
                                          General Partner

                                    By: /s/ James J. TerBeest
                                       ---------------------------------
                                          James J. TerBeest
Attest:                                   Executive Vice President /CFO

/s/ John G. Hundley
---------------------------------
(Assistant) Secretary

      [Corporate Seal]

The undersigned corporate parent of Tenant's corporate general partners, THS partners I, Inc., and THS Partners II, Inc., hereby guarantees to Landlord the Tenant's full and faithful performance of all of Tenant's obligations under the foregoing Lease:

                                    TRANSITIONAL HEALTH SERVICES, INC.,

                                    a Delaware corporation

                                    By: /s/ James J. TerBeest
                                       ---------------------------------
                                          Exec. (Vice) President

                                    Date:  1/19/95

Attest:

/s/ John G. Hundley
---------------------------------
(Assistant) Secretary

      [Corporate Seal]

STATE OF  Virginia                  )
                                    )     ss:
City of  Roanoke                    )

      I, Carla M. Honaker , Notary Public for said County and State, certify that Elizabeth D. Free personally came before me this day and acknowledged that he [she] is Asst. Secretary of Willowbrook Health Care Center, Inc., a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its ___________ President, sealed with its corporate seal, and attested by him [her] as its Asst. Secretary.

      Witness my hand and official seal, this the 19th day of January, 1995.

[OFFICIAL SEAL]                     /s/ Carla M. Honaker
                                    ---------------------------
                                    Notary Public

My commission expires: 9-30-98

STATE OF KENTUCKY       )
                        ) ss:
COUNTY OF JEFFERSON     )

      I, Kimberly L. Hill , a Notary Public for said County and State, certify that John G. Hundley personally came before me this day and acknowledged that he [she] is Assistant Secretary of THS Partners I, Inc., a corporation, and that by authority duly given and as the act of the corporation acting as general partner of Transitional Health Partners d/b/a Transitional Health Services, a general partnership, the foregoing instrument was signed in its name by its Executive vice President/CFO sealed with its corporate seal, and attested by him [her] as its Assistant Secretary.

      Witness my hand and official seal, this the 19th day of January , 1995 .

                                    /s/ Kimberly L. Hill
                                    ----------------------------
                                    Notary Public

[Official Seal]

My commission expires: 9-26-96

STATE OF KENTUCKY       )
                        ) ss:
COUNTY OF JEFFERSON     )

      I, Kimberly L. Hill , a Notary Public for said County and State, certify that John G. Hundley personally came before me this day and acknowledged that he [she] is Assistant Secretary of THS Partners I, Inc., a corporation, and that by authority duly given and as the act of the corporation acting as general partner of Transitional Health Partners d/b/a Transitional Health Services, a general partnership, the foregoing instrument was signed in its name by its Executive Vice President/CFO sealed with its corporate seal, and attested by him [her] as its Assistant Secretary.

      Witness my hand and official seal, this the 19th day of January , 1995 .

                                    /s/ Kimberly L. Hill
                                    ----------------------------
                                    Notary Public

[Official Seal]

My commission expires: 9-26-96

STATE OF KENTUCKY       )
                        ) ss:
COUNTY OF JEFFERSON     )

      I, Kimberly L. Hill , a Notary Public for said County and State, certify that John G. Hundley personally came before me this day and acknowledged that he [she] is Assistant Secretary of THS Partners I, Inc., a corporation, and that by authority duly given and as the act of the corporation acting as general partner of Transitional Health Partners d/b/a Transitional Health Services, a general partnership, the foregoing instrument was signed in its name by its Executive Vice President sealed with its corporate seal, and attested by him [her] as its Secretary.

      Witness my hand and official seal, this the 19th day of January, 1995.

                                    /s/ Kimberly L. Hill
                                    ----------------------------
                                    Notary Public

[Official Seal]

My commission expires: 9-26-96